Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-212688, 333-204331, 333-197992, 333-188446, 333-176144, 333-168672, 333-148188, 333-56670) and Form S-3 (No. 333-222793) of Seattle Genetics, Inc. of our report dated February 14, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

February 14, 2018